Exhibit 8.3

Opinion of Cadwalader, Wickersham & Taft LLP

[LETTERHEAD OF CADWALADER, WICKERSHAM & TAFT LLP]

February 24, 2021

UBS AG

Bahnhofstrasse 45

CH-8098 Zurich

Switzerland

Ladies and Gentlemen:

As U.S. tax special counsel to UBS AG (the “Company”) in connection with the registration of an unspecified aggregate initial offering price or number of the debt securities to be issued (on a delayed and continuous basis) by the Company, pursuant to the base prospectus (the “Base Prospectus”), prospectus supplements (“Prospectus Supplement”), free writing prospectuses (“FWP”) and pricing supplements ( “Pricing Supplements” and, together with the Base Prospectus, Prospectus Supplements and FWP, the “Prospectus”) that forms a part of the registration statement on Form F-3 (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission on the date hereof to which this Opinion is filed as an Exhibit, we hereby confirm to you that the discussions that refer to our name set forth under the headings “U.S. Tax Considerations”, “Supplemental U.S. Tax Considerations”, “Tax Considerations”, “What are the Tax Consequences of the Notes?”, “What are the Tax Consequences of the Securities”, “Supplemental discussion of U.S. federal income tax consequences” and headings of similar import contained in the Prospectus in the Registration Statement is our opinion, subject to the limitations set forth therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to each reference to us under the above-specified headings in the Prospectus in the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Cadwalader, Wickersham & Taft LLP

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